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                     JOINT VENTURE AGREEMENT

        THIS AGREEMENT made at Chicago, Illinois, on this the 4th
day of  September, 1995,  between  CIRCUIT  SYSTEMS,  INC.,   a
company incorporated  under the  laws of  the State  of  Illinois,
United States  of  America,  and having  its  principal  place  of business at  2350 E.  Lunt Avenue,  Elk Grove  Village, Illinois
60007 - 5699, USA hereinafter called "CSI" (which expression shall mean and include its successors and assignees) of the one part and
GUJARAT  APOLLO  INDUSTRIES   AND  FINANCE   LIMITED,  a   company
registered under the  Indian Companies Act,  1956, and having  its
registered   office   at   14-A   "Darshak",   Swastick   Society,
NavarangPura, Ahmedabad - 380 009, India, in the state of  Gujarat
AND OTHER INDIVIDUAL PROMOTERS hereinafter called "APOLLO"  (which expression shall mean and include its successors and assignees) of the other party.
          CSI and APOLLO are sometimes individually referred to as
the "Party" or collectively referred to as the "Parties."
          Pursuant to the terms and conditions of this  Agreement,
the Parties desire to establish a privately held limited liability company in accordance  with and  pursuant to  the regulations  for companies under the laws of India.
          In consideration  of  the  above  premise  and  maternal
covenants herein contained, the Parties hereto agree as follows:
          1.   The Name: The name of the company shall be "Circuit
Systems (India) Limited" hereinafter referred to as the "Company."
          2.   The Object:    The object of  the Company shall  be
to undertake the manufacture and  sale (and all other  appropriate activities associated therewith) of Printed Circuit Boards  (PCBs)
for sale in India and abroad.  The Company may also engage in such other kinds of lawful activities within  India as may be  mutually agreed to from time to time by the Parties.
          In furtherance  of  these objectives,  the  Company  may
require real and  personal property, borrow  and lend funds,  hire and dismiss officers  and employees, enter  into contracts of  all descriptions, including  purchase  sales service,  financing,  and guarantees, establish offices and do  all other acts necessary  or appropriate to  obtaining  or  carrying  out  the  object  of  the
Company.
          3.   Duration of the Company: The   duration   of    the
Company shall be  perpetual or  until otherwise  dissolved by  the
Parties or as a matter of law.
          4.   Head Offices and Branches:    The   Company   shall
have its registered office in the  State of Gujarat.  The  Company may establish branches within India as  may be mutually agreed  by the Parties.
          5.   Share Capital: The share capital of the Partnership
is fixed at Rs. 20,000,000 (Rs. Twenty Million only) divided  into
2,000,00 (two million) equity shares valued at Rs. 10/- each.
          6.   Share Subscription: Circuit Systems Inc., USA shall
subscribe for  fifty  one  (51%) of  said  shares  1,020,000  (One million twenty thousand) shares  valued at Rs. 10,200,000  (Rupees
Ten million two hundred thousand)  and Apollo shall subscribe  for forty nine  percent (49%)  of said  shares 980,000  (Nine  Hundred
Eighty Thousand)  shares  valued  at Rs.  9,800,000  (Rupees  Nine
Million Eight Hundred Thousand only).
          On every  issue  of  further  capital  by  the  Company,
Circuit Systems Inc. and  Apollo shall respectively subscribe  for said shares in the ratio mentioned above or as otherwise  mutually agreed.
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          7.   Transferability of Shares:    No transfer of shares
as hereinafter provided shall be effected without prior compliance with the terms and conditions of this Joint Venture Agreement.
          Shares are transferable  only between  the Parties,  and
the Company must be advised of such transfer in order to  register
it in the  register kept for  such purpose.   Shares shall not  be
transferable until the expiration of the three (3) years after the
Effective Date (as hereinafter defined) hereof.
          If any Party should wish to dispose of his shares in the
Company's capital,  three  (3)  years  after  the  Effective  Date hereof, other than by transfer  to affiliated entities having  the same ultimate  control, it  must notify  the other  Party of  this
wish.    If  within  sixty  (60)  days  from  the  date  of   such
notification the  other Party  does not  buy  such shares  as  are offered for sale at their offering price, all such share  interest may be sold or offered for  sale by the Party desiring to  dispose of said share interest, provided,  however, said shares shall  not be offered  to  any  other party  at  a  price and  on  terms  and conditions more  favorable than  those  offered to  the  remaining
Party of the Company for such share interest and provided further, such other party  shall be agreeable  to the  remaining Party  and shall agree to execute  an agreement containing substantially  the same terms as this Joint Venture Agreement.
         8.   The Register of Shareholders:  The   Company   shall
keep a special register containing the  names of the Parties,  the number of shares held by each and all transactions affecting  such shares.  No transfer of shares shall be valid against the  Company or third parties unless  it is registered in  the said register.
Nothing herein  shall be  deemed to  make  valid any  transfer  of shares contrary to the provision of Article 7 above.  The  Company
shall  not  register  any  transfer  of  shares  that  have   been
effectuated in contravention of this Joint Venture Agreement.  Any
Party hereto  shall  have  access  to  this  register  during  the
Company's working hours.
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          9.   General Meeting:    The  Parties   shall   hold   a
General Meeting within  six (6) months  after the  closing of  the fiscal year, and an  Extraordinary Meeting on  request by a  Party holding twenty-five percent (25%)  or more of  the total shares.
The quorum of the Meeting is the presence of all Parties (or their
representatives in person  or by proxy).   The  resolution at  the
Meeting shall  require the  approval by  not less  than  fifty-one percent (51%) of the shares of the Parties.  The major matters, as follows, shall require the resolutions at the Meeting:
               (a)  change in the  Articles of  Incorporation
                      of the Company;
               (b)  issuance of additional shares;
               (c)  remunerations of Directors;
               (d)  change in the number of Directors;
               (e)  significant  change   in  the   Company's
                      business purpose;
               (f)  sale  or  lease  of  the  Company's  real
                      estate or other important assets, or  mortgage
                      thereon;
               (g)  any change in capital of the Company;
               (h)  dissolution, merger  or restructuring  of
                      the Company;
               (i)  approval  of  a   regular  or   long-term
                      management plan, annual  budget or closing  of
                      accounts, and the decision of dividends to  be
                      paid to the Parties  and other disposition  of
                      profits;
               (j)  any borrowing in excess of the amount  in
                      Rupees  equivalent  to   US$100,000  for   the
                      purposes other than  the ordinary purchase  of
                      raw materials and sales, and loans for working
                      capital  and  discounting  of  bills  in   the
                      ordinary course of business;
               (k)  creation  or   dissolution   of   agents,
                      branches or subsidiaries;
               (l)  investment,     capital     expenditures,
                      guarantee  or  acceptance  of  obligations  in
                      excess of the amount  of Rupees equivalent  to
                      US$100,000;
               (m)  execution, amendment  or  termination  of                  e
                      license agreement;
               (n)  execution, amendment  or  termination  of
                      important contracts;
               (o)  assignment or transfer of the whole or  a
                      significant part of the assets;
               (p)  assignment, transfer, purchase or sale of
                      industrial   properties   including   patents,
                      trademarks  and  know-how,  and  approval   or
                      acquisition  of  the  right  to  execute  such
                      properties; and
               (q)  other items to  affect significantly  the
                      business of the Company.
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         10.   Board of Directors:
               (a)  To manage  and  administer  the  Company,  the
Parties shall establish a Board of Directors comprising seven  (7)
Directors.  Of these seven Directors,  four shall be elected  from those appointed by CSI and three from those appointed by APOLLO.
Of the Directors appointed by APOLLO one shall be elected Chairman of the Board of Directors of the Company.  The Chairman shall have
a casting vote at the Meetings.   Each Party agrees that it  shall
exercise voting rights in respect of  all the shareholding in  the
Company in support of the appointment and/or election of Directors nominated by the other.
               (b)  A vacancy in the  Board of Directors shall  be
supplemented by the Party liable  for having appointed the  former
Director.  The Party liable for  appointing a Director shall  have the right to dismiss such Director at its discretion.
               (c)  The President/CEO  of  the  Company  shall  be
appointed by the  Board of  the Company  and will  be selected  by
mutual consent of  both the Parties.   Subject to  superintendence
control and direction of the Board, the day-to-day management will vest in the President/CEO who shall be a professional manager.
          11.   Accounting and Audit:
               (a)  The Company shall keep accounting books  truly
and  accurately  in  accordance  with  the  accounting  principles established in both India  and the U.S.A.  and make all  financial reports required.
               (b)  The parties hereto have a right to inspect the
Company's books for accounting and other business, purposes at any time through  the  representatives  and  public  accountants  duly authorized.
               (c)  The financial statements of the Company  shall
be audited  annually by  a public  auditor authorized  to work  in
India mutually acceptable to the Parties.
               (d)  The Company  shall send  each of  the  Parties
hereto a copy of  the audit report within  thirty (30) days  after the completion of the annual audit.
          12.  Protection of Confidential Information: The Parties
or any affiliate  thereof may furnish  the Company with  technical information and know-how of a  secret and confidential matter,  in which event the parties hereto shall keep such secrecy and confidentiality, and shall use their best efforts to require all appropriate persons, officers and directors to enter secrecy and confidentiality agreements, which obligations shall survive for five (5)  years  after  cancellation and/or  termination  of  such technology transfer agreements.
          13. Covenant Not to Compete:  The Parties  hereto  agree
not to  directly or  indirectly compete  with  each other  or  the
Company in the Indian market in the business areas as described in paragraph 2 hereof so long as such Party or Parties maintain(s) an equity  interest  in  the  Company;  provided  however,  that  any technology and/or products  that are reasonably  judged to  exceed the capability of the Company may be manufactured and/or  marketed in India  directly  by the  Party  or  Parties hereto  or  by  any appropriate third  party  or  parties selected  by  the  Party  or
Parties hereto on condition of a written notice in advance by such
Party to the other.
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          14.  Covenant Not to Assign:  Unless otherwise  provided
in this Agreement, the Parties hereto  agree not to sell,  assign, transfer or otherwise dispose  of this Agreement,  the whole or  a part of the rights  and obligations hereunder, or  the whole or  a part of any such Party's share  of the Company to any third  party without written consent thereto by the other Party.  In the  event that the  other  Party agrees  by  written consent  to  the  sale, assignment, transfer or  other disposal of  this Agreement or  any rights and obligations thereunder to a third party, this Agreement shall bind such transferee,  become effective simultaneously  with such transfer, and remain effective of the transferor.
          15.  General Provisions:
               (a)  This  Agreement  supersedes  all   provisions,
agreements or undertaking arrived at between the Parties regarding the subject  matter  of this  Agreement  whether in  the  form  of letters, correspondence, writing or otherwise.
               (b)  This  Agreement  shall  be  binding  upon  the
successors  and  assignees  of  the  Parties  hereto,  whether  by amalgamation, merger or otherwise.
               (c)  Any Party  hereto  may  notice  to  the  other
Party, change  of the  address to  which any  communication/notice shall be addressed to it.
               (d)  All notification to be sent by the Company  to
any Party, or to be sent by any Party to the other, shall be  made by telecopy  with a  confirming copy  by registered  or  certified mail, return  receipt requested  or by  Federal Express  or  other
recognized international courier service.   Any notification  sent
otherwise shall be considered null and void.
               (e)  For  the  purpose   of  this  Agreement,   the
President of CSI And the Managing Director of APOLLO shall be  the sole representative of CSI and APOLLO, respectively.
          16.  Arbitration:
               (a)  Any controversy, claim or dispute between  the
Parties arising out of  or in connection  with this Joint  Venture
Agreement, which  cannot be  amicably resolved,  shall be  finally
settled by  arbitration.   The site  of the  arbitration shall  be
Chicago, Illinois.  The dispute shall  be submitted to a panel  of three arbitrators, one chose  by each party  and the third  agreed upon by  the  Parties or,  failing  such agreement,  the  American
Arbitration Association in  Chicago, Illinois,  shall select  such third arbitrator.  To the extent  the arbitrators decide that  the resolution of the dispute is not governed by this Agreement,  they shall apply and  decide the  dispute under  general principles  of
equity in  conformity with  the laws  of India.   The  arbitration
award, which shall be issued in English shall be final and binding
upon the Parties.   The arbitrators shall be  required to issue  a
well reasoned opinion to support the  award tendered Costs of  the arbitration and of the enforcement of any award shall be  assessed by the arbitrators.
          17.  Severability:  Should   any   provision   of   this
Agreement be legally invalid for or  at variance with any  present or future requirements of Law, such provisions alone shall  become inoperative and shall have no effect on the rights and obligations of the Parties with respect to the other independent provisions of this Agreement.
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           18.  Effective Date:   CSI  agrees  to  this  Agreement
subject to receiving the written approval of the Reserve Bank of India, Central Government under the Companies Act, 1956 and the
Monopolies and  Restrictive Trade  Practices Act,  1969, or  FERA,
1973 or any other laws of India, if applicable or necessary.
          IN WITNESS WHEREOF, THE PARTIES hereto, by their duly authorized officers, set and subscribe their respective hands and seals on the day and year first hereinabove written.

Signed & Delivered by:

CIRCUIT SYSTEMS, INC.              GUJARAT APOLLO  INDUSTRIES  AND
                                   FINANCE LIMITED




By                                                                            By
  Mr. D.S. Patel                     Mr. Anil T. Patel
  President and C.E.O.               Chairman & Managing Director


WITNESS:                           WITNESS:


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